EXHIBIT 10.39
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LOAN AGREEMENT
     THIS LOAN AGREEMENT (this “Agreement”) is made as of this 31st day of January, 2006 by and between (i) COMSTOCK CARTER LAKE, L.C., a Virginia limited liability company (“Borrower”) and (ii) BANK OF AMERICA, N.A., a national banking association (the “Lender”).
R E C I T A L S:
     WHEREAS, Lender has agreed to make a loan to Borrower as more particularly described herein (the “Loan”) for the purpose of the acquisition of an apartment complex in Reston, Fairfax County, Virginia containing in the aggregate 259 units (each a “Unit” and collectively, the “Units”), more fully described in Exhibit “A” hereto.
     WHEREAS, Lender acknowledges that Borrower intends to renovate and convert the Units into condominiums (the “Renovation”) during the term of the Loan, such Renovation being subject to the provisions of this Agreement;
     WHEREAS, Comstock Homebuilding Companies, Inc. has executed and delivered to Lender a Guaranty (as defined herein); and
     WHEREAS, Lender and Borrower have agreed to execute this Agreement for the purpose of describing together with the other Loan Documents (as herein defined) some of the obligations of Borrower and the Lender.
W I T N E S S E T H:
     For and in consideration of these presents, and in further consideration of the mutual covenants and agreements herein set forth, and in consideration of the sum of Ten and no/100 Dollars ($10.00) lawful money of the United States of America by each of the parties to the other paid, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:
ARTICLE I — DEFINITIONS
     1.1 Definitions. Borrower and the Lender agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

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          (a) Appraised Value — The then current market value determined pursuant to the most recent appraisal for the Property. All such appraisals shall be ordered by the Lender, prepared at Borrower’s expense by a certified appraiser acceptable to the Lender and otherwise satisfactory to the Lender in all respects. The Lender may order, if required by the Lender’s internal policies, reappraisals of the Property, at the Lender’s sole discretion and at Borrower’s expense.
          (b) Borrower — The entity hereinabove designated as such.
          (c) Contract — A fully executed contract of sale for a Unit that: (i) has been accepted by Borrower and meets the Lender’s criteria for acceptable contracts; (ii) is not subject to cancellation without forfeiture of all deposits thereunder (except for cause in accordance with applicable law and in the event the purchaser fails to obtain the necessary mortgage loan); (iii) contains no contingencies (including, without limitation, the sale of the purchaser’s home) except ordinary financing contingencies; (iv) is accompanied by a cash deposit or deposits in form, content and amount acceptable to the Lender; and (v) that either (A) provides for a cash sale (i.e., a sale not contingent upon financing) by a purchaser whose creditworthiness is satisfactory to the Lender in all respects, or (B) is accompanied by a pre-qualification letter from a permanent mortgage lender in form, amount and content satisfactory to the Lender in all respects. In lieu of copies of Contracts, the Borrower may elect to submit a “Unit Contract Summary Report” in form attached hereto as Exhibit “B”. At Lender’s option, no more than twice monthly Lender shall verify the accuracy of the information on each Unit Contract Summary Report through a review of Borrower’s files. Notwithstanding the foregoing, the Lender shall retain the right to request copies of Contracts at any time during the term of the Loan. At the time any Unit Contract Summary Report is submitted to the Lender for its approval, Borrower shall specifically identify to the Lender each Contract wherein the purchaser is affiliated with or related to Borrower, Guarantor (hereinafter defined) or any of their respective employees, shareholders, partners, members or other principals, as applicable “Related Party Contracts”). The number of Related Party Contracts shall not exceed ten percent (10%) of the total Units without Lender’s prior consent.
          (d) Deed of Trust — Collectively, that certain Credit Line Deed of Trust and Security Agreement of even date herewith, executed and delivered by Borrower to secure the Loan, as any of the same may from time to time be amended, modified, supplemented or spread.
          (e) Default — Any of the happenings, events, circumstances or occurrences designated as such in this Agreement.
          (f) Environmental Regulations — “Environmental Regulations” as defined in the Deed of Trust.
          (g) Guarantor — Comstock Homebuilding Companies, Inc. and any other party that executes and delivers a Guaranty, and its or their respective successors, personal representatives and permitted assigns.

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          (h) Guaranty — That certain (i) Guaranty Agreement of even date herewith executed and delivered by Guarantor to secure the Loan and all other indebtedness under the Loan Documents (hereinafter defined), and (ii) any and all other guaranty agreements executed for the benefit of the Lender to secure the Loan, as any of the same may from time to time be amended, modified, replaced or supplemented.
          (i) Hazardous Materials — “Hazardous Materials” as defined in the Deed of Trust.
          (j) Improvements — Any and all buildings, structures, improvements, alterations or appurtenances already existing or at any time hereafter constructed or placed upon the Land, and any replacements thereof, additions thereto and substitutions therefor, including without limitation, all equipment, apparatus, machinery and fixtures of any kind or character forming a part thereof.
          (k) Indebtedness — All amounts due or to become due to the Lender pursuant to or on account of the Note (hereinafter defined), this Agreement and each of the other Loan Documents, including, without limitation, all principal (whether advanced prior to, upon execution of, or after the date of this Agreement), interest, late charges, loan fees, extension fees, prepayment fees, amounts drawn under any letters of credit, any letter of credit fees and all other payments required to be made by the Borrower pursuant to or on account of the Note, this Agreement and any of the other Loan Documents, and including any and all amounts advanced by the Lender for the account of the Borrower pursuant to the provisions of this Agreement and any of the other Loan Documents, whether or not such amounts are advanced from the proceeds of the Loan.
          (l) Jurisdiction of Choice — The Commonwealth of Virginia, the jurisdiction under whose laws this Agreement shall be governed, unless otherwise provided herein.
          (m) Land — Any or all of the real property now owned or hereafter acquired by the Borrower with Loan proceeds and more particularly described in the Deed of Trust.
          (n) Lender — The party hereinabove designated as such, its successors and assigns.
          (o) Loan — That certain acquisition loan in the amount of $26,000,000.00, made pursuant to this Agreement, to finance the acquisition of certain property, as evidenced by the Note and secured by the Deed of Trust and the other Loan Documents.
          (p) Loan Documents — This Agreement, the Note, the Deed of Trust, any Guaranty and any other instrument or documents executed in connection with the Loan, as any of the same may from time to time be amended, modified or supplemented.
          (q) Maturity Date — July 31, 2006.

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          (r) Note — That certain Deed of Trust Note of even date herewith in the original principal amount of $26,000,000.00, or so much thereof as shall be advanced, made by the Borrower, payable to the order of the Lender, as the same may from time to time be amended, modified, replaced or supplemented.
          (s) Obligations — Any and all of the covenants, warranties, representations, agreements, promises and other obligations (other than the Indebtedness) made or owing by the Borrower, the Guarantor or others to the Lender pursuant to or as otherwise set forth in the Loan Documents.
          (t) Progress Inspector — Such person or firm as the Lender may from time to time appoint or designate to inspect the progress of the Renovation and conformity of construction with applicable laws, and for such other purposes as may from time to time seem appropriate to the Lender or as may be required by the terms of this Agreement
          (u) Project — Carter Lake Project (hereinafter defined).
          (v) Property — The property described as such in the Deed of Trust, including, but not limited to, the Land and the Improvements.
          (w) Title Company — Any title company approved by the Lender that provides mortgagee title insurance covering the lien of the Deed of Trust in favor of the Lender thereon.
          (x) Carter Lake Project — acquisition of an apartment complex in Reston, Fairfax County, Virginia containing 259 apartment Units to be converted into 258 condominium Units.
ARTICLE II — CONDITIONS PRECEDENT TO CLOSING
     In addition to any other conditions stated in this Agreement, the following conditions must be satisfied prior to Lender having any obligation to advance funds hereunder:
     2.1 Loan Documents. Receipt by Lender of appropriately completed and duly executed originals of this Agreement and the other Loan Documents. In addition, Borrower shall provide a written opinion of counsel to the Borrower and the Guarantor as to the authority of the Borrower and the Guarantor to execute and deliver the Loan Documents, as to the enforceability and validity of the Loan Documents, and as to such other matters as the Lender may reasonably require.
     2.2. Organizational Documents. Borrower shall supply, with respect to the Borrower and Guarantor: (i) a currently certified copy of the Articles of Organization or Certificate of Incorporation and all amendments thereto, as applicable; (ii) evidence satisfactory to Lender and its counsel that Borrower and Guarantor in good standing in the jurisdiction where

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organized and qualified to do business in every jurisdiction in which the nature of their businesses or their properties makes such qualification necessary; (iii) resolutions of the Borrower and Guarantor authorizing the due execution and delivery of the Loan Documents to which it is a party, to the extent necessary; and (iv) certified true copies of the Operating Agreement or By-laws and all amendments thereto, as applicable.
None of the documents pursuant to which the Borrower or Guarantor is organized shall be amended or modified in any respect without the prior written consent of the Lender, which may be given or withheld in the reasonable discretion of the Lender.
     2.3 Insurance. Borrower shall provide Lender with a complete and fully paid up policy or policies of casualty and fire insurance with standard extended coverage in an amount not less than the replacement cost of the improvements and personalty located on the Property; $2,000,000.00 covering all claims for bodily injury or death and property damage arising out of a single occurrence and $2,000,000.00 for the aggregate of all occurrences during any given annual policy period, plus $5,000,000.00 of “umbrella” coverage; builder’s risk insurance with on a completed value, nonreporting form with permission to complete and occupy; malicious mischief insurance; business interruption insurance and insurance against such other hazards as Lender may require, in amounts, with insurers and under forms of policies containing such provisions and endorsements as Lender may require. All policies of insurance (except employee benefit and public liability insurance which shall name Lender as an additional insured) shall contain a lender’s loss payable clause and standard mortgagee clause for the benefit of Lender, and shall provide, in part, that: (a) in the event of a loss, all insurance proceeds shall be paid to Lender and Lender shall be authorized and empowered by Borrower to settle, adjust or compromise any claims for loss, damage or destruction under such policies of insurance; (b) any loss covered by such insurance shall be payable by the insurer in accordance with the terms of such policy notwithstanding any act or negligence of Borrower, its agents or employees, the named insured or any owner, tenant or occupant of the Property which might otherwise result in forfeiture of said insurance; (c) the insurer waives all rights of setoff, counterclaim or deduction against Borrower; and (d) should title to and beneficial ownership of the Property become vested in Lender, the insurance provided by such policies shall continue for the term thereof for the benefit of Lender. All required insurance shall provide that (i) the insurance afforded all parties named as insureds shall be primary insurance and shall not participate with, nor be in excess over, any other valid and collectible insurance available to Lender, (ii) any other insurance obtained by any named insured shall not be called upon to contribute until the limits of the policies required hereunder are exhausted, and (iii) the insurance required hereunder cannot be canceled or materially amended or altered without at least thirty (30) days prior written notification to Lender. All insurance required hereunder shall be issued by companies and in an amounts in each company approved in advance by Lender, in its sole discretion, and such insurance shall be in the form and on terms (including but not limited to deductibles, self-insured retentions or similar provisions) approved in advance by Lender, in its sole discretion.
     Borrower shall deliver all such policies (or certified copies thereof) to Lender, together with a one-year’s paid receipt for each such policy. In addition, Lender shall be furnished with

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satisfactory evidence indicating whether the Property is located within an area that has been identified as a “special flood hazard area” as that term is used in the Flood Disaster Protection Act of 1973. If any insurable improvements on the Property are located in any area so designated, a flood insurance policy satisfactory to Lender shall be deposited with Lender prior to the closing on the Loan and shall be maintained in full force until the Loan is repaid in full.
     2.4 Financing Statement. The financing statement necessary to perfect Lender’s security interest in the personal property subject to the Deed of Trust shall be duly filed in all appropriate offices and jurisdictions, all other financing statements covering any of such personal property shall be terminated, and filing and recording receipts evidencing such filings and terminations shall be delivered to Lender, all in form and substance satisfactory to Lender.
     2.5 Real Estate Documents. Lender shall have received and approved, in its sole discretion, the following:
          (a) Appraisal. An appraisal of the Property, prepared by an appraiser acceptable to Lender, in form and content acceptable to Lender, conforming to all regulatory and internal appraisal guidelines applicable to or established by Lender, in its sole, absolute, nonreviewable discretion, reflecting an as-finished discounted value for the Property satisfactory to Lender in its sole, absolute nonreviewable discretion. Lender acknowledges that the appraisal received by it is acceptable.
          (b) Title Insurance. An irrevocable commitment to issue a full-coverage mortgagee title insurance policy (the “Title Policy”) on the ALTA 1992 form insuring the first lien of the Deed of Trust to Lender in a form and issued by a title insurance company or companies acceptable to Lender, said policy (i) containing only those exceptions to title as shall be reasonably approved by Lender and Lender’s counsel, and (ii) showing the lien of the Deed of Trust securing the Loan to be a first lien of record, on the fee simple estate of Borrower in the Property, together with true and complete copies of all documents or instruments identified therein as exceptions to title. The title policy shall be delivered to Lender promptly after recordation of the Deed of Trust. Lender shall have the right to designate such co-insurers or re-insurers as it deems advisable in its sole discretion. Such policy or policies shall be endorsable or assignable to Lender’s successors and assigns, upon request, without cost to Lender. Such policy or policies shall contain affirmative insurance against filed and unfiled mechanic’s liens in form acceptable to Lender. Lender shall receive satisfactory evidence that there is no pending litigation with respect to the Property.
          (c) Survey. A current survey (or other documentation acceptable to Lender) and legal description of the Property satisfactory to Lender from a registered land surveyor of the Commonwealth of Virginia, which survey shall show all easements, rights of way and other matters of record, shall locate all proposed improvements on the Land and shall generally show a state of facts acceptable to Lender and contain a surveyor’s certificate satisfactory to the Lender.

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          (d) Environmental Audit. An environmental audit of the Property prepared by an environmental consulting firm acceptable to Lender, in its sole discretion, confirming that the Property is in compliance with all applicable environmental laws.
          (e) Evidence of Zoning Compliance. Such written evidence as the Lender may require to the effect that the Property has been zoned for purposes consistent with the uses contemplated beyond any possibility of appeal and to the effect, further, that there are no pending proceedings, either administrative, legislative or judicial which would in any manner adversely affect the status of the zoning with respect to such property or any part thereof.
          (g) Public Utilities. Evidence to the effect that sanitary sewer, water, electric, gas, telephone and other public utilities are available and adequate to serve the Property.
          (h) Sale Agreement. A copy of the purchase contract for the Property, satisfactory to the Lender and Lender’s counsel in form and substance.
          (i) No Default. No event shall have occurred and be continuing that constitutes a Default (as defined below).
          (j) Representations. All representations and warranties contained in this Agreement shall be true and correct in every material respect as of the date of the first disbursement under this Agreement and on the date of any future disbursements hereunder.
          (k) Satisfactory Documents. All documents delivered pursuant to this Agreement must be in form and substance reasonably satisfactory to Lender and its counsel, and all legal matters incident to this Agreement must be reasonably satisfactory to Lender’s counsel.
     2.6 Equity Requirement. At or prior to Closing, Borrower shall provide Lender evidence that Borrower has contributed a minimum of $10,250,000.00 toward the purchase price of the Property and the related closing costs (“Equity Contribution”).
     2.7 Loan Fee. Upon the closing of the Loan, the Borrower shall pay Lender a non-refundable loan fee in the amount of Sixty-Five Thousand and 00/100 Dollars ($65,000.00).
ARTICLE III –CONDITIONS PRECEDENT FOR COMMENCEMENT OF RENOVATION
     3.1 In addition to any other conditions stated in this Agreement, the following conditions must be satisfied prior to commencement of the Renovation. Borrower shall obtain and submit to Lender, the following, as they pertain to the Renovation:
          (a) Permits. Copies of any and all building and similar permits required in connection with the Renovation, together with such evidence as the Lender may require to the effect that all fees for such permits have been paid. Satisfactory evidence shall be submitted to Lender of the receipt of all governmental approvals necessary for the Renovation and

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condominium conversion of the Units have been obtained. Lender shall also receive satisfactory evidence that all applicable safety, ecological and environmental laws and any other codes or regulations affecting the Renovation and/or proposed use of the Property have been complied with.
          (b) General Contractor. The Borrower shall disclose to Lender the name of the general contractor, who must maintain workers’ compensation and disability insurance in amounts required by law, and employer’s liability insurance (the “General Contractor”) and submit to Lender the executed contract for the Renovation.
          (c) List of Subcontractors and Materialmen. If required by Lender, a list of the names of all subcontractors and materialmen intended by the Borrower to perform work or supply materials in connection with the Renovation, and conformed copies of executed contracts for such work and materials.
          (d) Builder’s Risk Insurance. Evidence that the insurance policy referred to in paragraph 2.3 hereof contains builder’s risk coverage on a completed value, non-reporting form with permission to complete and occupy.
          (e) Budget. Borrower shall submit to Lender a budget for the Renovation.
          (f) Plans and Specifications. Borrower shall submit to Lender the plans and specifications for the Renovation, as certified by an architect.
ARTICLE IV – REQUIREMENTS FOR THE RENOVATION
     4.1 The Renovation shall be performed by the Borrower in strict accordance with all applicable (whether present or future) laws, ordinances, rules, regulations, requirements and order of any governmental or regulatory authority having or claiming jurisdiction. The Renovation shall be completed in a manner so as not to encroach upon any easement or right-of-way, or upon the land of others. The Renovation shall be wholly within all applicable building restriction lines and set-backs or variances made therefor, however established, and shall be in strict accordance with all applicable use or other restrictions and the provisions of any prior declarations, covenants and zoning ordinances and regulations.
     4.2 Borrower shall submit to Lender or the Progress Inspector, at Lender’s discretion, such information as may be reasonably requested by Lender or the Progress Inspector to verify the Renovation costs which are to be incurred in connection with the Renovation. On-site inspection by an authorized officer of the Lender and the Progress Inspector shall be permitted at all times during the term of the Loan.
     4.3 Borrower shall permit the Lender and its duly authorized representatives (including, without limitation, the Progress Inspector) to enter upon the Property at all reasonable times and in a reasonable manner to inspect the Improvements and any and all materials and to examine all detailed plans and shop drawings and similar materials relating to

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the Renovation. Borrower will at all times cooperate and request its subcontractors and materialmen to cooperate with the Lender and its duly authorized representatives (including, without limitation, the Progress Inspector) in connection with or in aid of the performance of the Lender’s functions under this Loan Agreement. Borrower shall pay all inspection fees incurred by the Lender in connection with the Loan; however, so long as no Default exists, inspections shall be limited to two site inspection visits per month to be performed by the Progress Inspector at Borrower’s sole cost and expense.
     4.4 Borrower will furnish to the Lender, promptly on demand, a computer generated report of job costs and accounts payable for the Renovation.
     4.5 Borrower will pay when due all bills for materials supplied and for services or labor performed in connection with the Renovation.
     4.6 Borrower will promptly correct or cause the correction of any structural defects in the Improvements and any substantial departures or deviations from the plans and specifications for the Renovation.
     4.7 Lender may also require an endorsement to the title insurance policy theretofore delivered, indicating that there has been no change in the status of title and no title exceptions not theretofore approved by the Lender.
     4.8 Lender may require the Borrower to obtain from the General Contractor, acknowledgments of payment and releases of liens and rights to claim liens, if applicable. All such acknowledgments and releases shall be in the form and substance satisfactory to the Lender.
     4.9 Lender may require (i) evidence satisfactory to it that all work requiring inspection by governmental or regulatory authorities having or claiming jurisdiction has been duly inspected and approved by such authorities and by any rating or inspection organization, bureau, association, or office having or claiming jurisdiction; and (ii) evidence satisfactory to it that requisite certificates of occupancy for permanent occupancy have been validly issued and that the Renovation has occurred free and clear of all mechanics’ or materialmens’ liens and any bills or claims for labor, materials and services in connection with the Renovation. All fees and costs of the Progress Inspector incurred by the Lender shall be paid by the Borrower at its sole expense.

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ARTICLE V — REPRESENTATIONS AND WARRANTIES
     Borrower hereby represents and warrants to the Lender, as of the date hereof and at all times hereafter, that:
     5.1 Organization, Power, Etc. (a) Borrower is a duly organized, validly existing limited liability company, in good standing under the laws of the jurisdiction of its organization; (b) Guarantor is a duly organized, validly existing corporation under the laws of the jurisdiction of its organization (c) each of the Borrower and Guarantor has the power and authority to own its properties and to carry on its business as now being conducted; (c) each of the Borrower and Guarantor is duly qualified to do business in the jurisdiction where the Property is located and in every jurisdiction in which the nature of its business or its properties makes such qualification necessary; (d) each of the Borrower and Guarantor is in compliance with all laws, regulations, ordinances and orders of public authorities applicable to it; and (e) each of the Borrower and Guarantor has the full power, authority and legal right to execute, deliver and perform the covenants and obligations set forth in this Agreement and the other Loan Documents and to carry out the terms hereof and thereof.
     5.2 Validity of Loan Documents. The execution, delivery and performance by Borrower of the Note, and the other Loan Documents: (a) are within the legal powers of Borrower; (b) have been duly authorized by all requisite partnership and/or membership action, as applicable; (c) have received all necessary governmental approvals; (d) will not violate any provision of law, any order of any court or other agency of government or any articles of organization, membership and/or operating agreement, partnership agreement, indenture, agreement or other instrument to which Borrower is a party or by which it or any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of the Loan Documents; and (e) when executed and delivered by Borrower, will constitute the legal, valid and binding obligations of the Borrower and other obligors named therein, if any, in accordance with their respective terms.
     5.3 Financial Statements. All financial statements delivered to the Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting practices consistently applied (other than with respect to individual Guarantors), and fairly present the financial condition of the Borrower and other parties named therein as of the dates thereof. No material adverse change has occurred in the financial condition reflected therein since the dates thereof and no material additional liabilities have been incurred since the most recent date thereof other than the borrowing contemplated in the Commitment and this Agreement.
     5.4 Other Information. All other information, reports, papers and data given to the Lender with respect to Borrower or others obligated under the terms of the Loan Documents

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and the Property are accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Lender a true and accurate knowledge of the subject matter.
     5.5 Utilities and Access. All utility services and access necessary for the continued operation of the Property are available, including, without limitation, roads, telephone service, water supply, storm and sanitary sewer facilities, and natural gas or electric facilities.
     5.6 Defaults. There is no Default on the part of the Borrower under the Note or any of the other Loan Documents and no event has occurred that may give rise to a Default.
     5.7 Use of Proceeds. The proceeds of the Loan shall be used solely for the acquisition of the Property. None of the proceeds of the Loan shall be applied toward the costs of the Renovation.
ARTICLE VI — AFFIRMATIVE COVENANTS
     Until the Indebtedness has been paid in full and the Loan has been terminated, Borrower hereby affirmatively covenants and agrees as follows:
     6.1 Financial Statements . Borrower shall provide the following with respect to the Guarantor:
          (a) as soon as available, but in no event later than ninety (90) days after the close of its fiscal year (but in no event earlier than the date such financial statements must be submitted to governmental authorities), financial statements (all of which financial statements may include, as requested by the Lender, a balance sheet, income statement, sources and uses of funds for such fiscal and/or calendar year, projected sources and uses of funds for the coming year, detailed listing and description of all contingent liabilities, tax returns, written verification of liquidity and such other supporting schedules and documentation which the Lender may request). All such financial statements shall be audited by a certified public accountant acceptable to the Lender in all respects; and
          (b) if requested by the Lender, within forty-five (45) days after the close of its quarterly business period (but in no event earlier than the date such financial statements must be submitted to governmental authorities), the financial statements to be filed with applicable governmental authorities.
     6.2 Approval and Permits. No work associated with the Renovation shall be commenced by Borrower unless and until all necessary approvals by all governmental authorities having or claiming jurisdiction and by the beneficiary of any applicable restrictive covenant have been obtained, and unless and until all required building and other permits have been validly issued and all required fees and bonds have been paid or posted, as the circumstances may require.

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     6.3 Free and Clear of Liens. Except as may be otherwise specifically permitted under the Loan Documents, Borrower shall not make any contract or arrangement of any kind which would give rise to a lien on any portion of the Property. The Renovation shall be completed by Borrower free and clear of all mechanics’ and materialmen’s liens.
     6.4 Insurance. Borrower will comply with all insurance requirements set forth in the Deed of Trust.
     6.5 Hazardous Materials. Borrower will comply with the provisions of the Deed of Trust regarding Hazardous Materials and all applicable Environmental Regulations.
     6.6 Compliance with Laws. Borrower, at its own cost and expense, will promptly, fully and faithfully comply with, conform to and obey all present and future applicable federal, state and local statutes, laws, ordinances, rules, regulations, requirements, determinations, judgments, decrees and orders of any governmental authority, governmental agency (including, without limitation, any Board of Fire Underwriters) or court having or claiming jurisdiction over the Borrower or the Property or any part thereof.
     6.7 Equity Contribution. At or prior to closing, Borrower shall make the Equity Contribution.
     6.8 Condominium Conversion. The Borrower shall take all steps necessary to validly and legally convert the Property into a condominium regime with approximately 258 residential Units. The condominium documents, including without limitation, the condominium declaration and by-laws, shall be acceptable to the Lender in its discretion. From time to time, upon the Lender’s request, the Borrower shall provide Lender with evidence that Borrower has complied with any applicable requirements of the condominium documents and any applicable laws. Borrower shall, within 150 days of the closing of the Loan, provide Lender with all condominium documents, including without limitation, the public offering statement.
     6.9 Condominium Sales. Borrower will provide Lender with copies of any and all Contracts within two (2) business days of execution.
ARTICLE VII — NEGATIVE COVENANTS
     Until the Indebtedness has been paid in full and the Loan has been terminated, Borrower hereby covenants and agrees as follows:
     7.1 Restrictions on Subordinate Financing. Throughout the term of the Loan, Borrower shall not place any subordinate financing on the Property.

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     7.2 Changes to Plans and Specifications. Without the prior written consent of the Lender, Borrower will not permit any substantial changes in the plans and specifications for the Renovation.
     7.3 Prohibition on Transfer of Assets. Without the prior written consent of the Lender, Borrower will not transfer any of its assets, except for transfers in the ordinary course of business and transfers for which Borrower receives consideration substantially equivalent to the fair market value of the transferred asset.
     7.4 Assignments. Without the prior written consent of Lender, Borrower will not transfer, assign, pledge or hypothecate any of its rights to advances, or any of its rights or obligations under this Agreement. Any assignment made or attempted by Borrower without the prior written consent of the Lender shall be void. No consent by the Lender to an assignment by Borrower shall either (a) release Borrower as the party primarily obligated and liable under the terms of this Agreement unless Borrower shall be released specifically by the Lender in writing, or (b) be deemed to be a waiver of the requirement of prior written consent by the Lender with respect to each and every further assignment.
     7.5 Amendments to Purchase Agreement or Holdback Escrow Agreement. Without the prior consent of Lender, Borrower will not amend, restate, or otherwise modify the Purchase Agreement (as defined in the Deed of Trust) or that certain Holdback Escrow Agreement by and between ER Carter,L.L.C. and Borrower dated Janauary 31, 2006.
ARTICLE VIII — DEFAULT
     Each of the following events shall constitute a “Default” under this Agreement and each of the other Loan Documents:
     8.1 Payment of Indebtedness. Any failure by the Borrower to pay when due any and all amounts payable by the Borrower under the terms of the Note or any of the other Loan Documents, which failure to pay remains uncured for a period of five (5) calendar days after the date such payment is due (or five (5) calendar days after notice from Lender in the case of amounts due that are not regular monthly payments), including, without limitation, any principal payment, interest payment, letter of credit reimbursement, loan fee, extension fee, letter of credit fee or late charge, and including any advances made by the Lender from the proceeds of the Loan or otherwise and interest thereon at the applicable rate set forth in the Loan Documents.
     8.2 Performance of Obligations. Any default by the Borrower or Guarantor in the due observance or performance of any of the Obligations and such default, if other than in payment of the Indebtedness, shall remain uncured thirty (30) days after the receipt by

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Borrower of written notice from Lender identifying such default. If Borrower receives such notice, Borrower shall diligently pursue a cure of such default.
     8.3 Other Defaults. The occurrence of any Default under the Deed of Trust or the Note or any of the other Loan Documents.
     8.4 Representations and Warranties. Any determination by the Lender that any representation or warranty contained in any of the Loan Documents or in any certificate, opinion, financial information or any other form delivered to the Lender in connection with the Loan, is incorrect or misleading in any material respect at any time.
     8.5 Mechanic’s Lien. The establishment of any mechanics’ or materialmen’s lien against any portion of the Property, unless the same is insured over by the Title Company, satisfied, or bonded off to the satisfaction of the Lender within thirty (30) days.
     8.6 Adverse Action or Insolvency. (a) the entry of a final judgment for the payment of money in excess of $50,000.00 against the Borrower or the Guarantor that is not discharged or bonded within thirty (30) days after the date of entry, (b) the institution of any proceeding by or against the Borrower or the Guarantor in bankruptcy, or for a reorganization or an arrangement with creditors under any insolvency or debtor relief law which is not dismissed or stayed within thirty (30) days of the date of filing, (c) the appointment of any receiver, liquidator, assignee, custodian or similar official for the Borrower or the Guarantor or any portion of the Property, or (d) the issuance of any writ or order of attachment, levy or garnishment against the Borrower or the Guarantor which is not discharged to the Lender’s satisfaction within thirty (30) days after the date of such issuance.
     8.7 Financial Condition. Any reasonable determination by the Lender that a material adverse change has occurred in the financial condition of the Borrower or Guarantor, including without limitation, the failure of Guarantor to meet the financial covenants of set forth in Section 4 of the Guaranty.
     8.8 Hazardous Materials. Violations of any applicable Environmental Regulations or requirements of the Deed of Trust pertaining to Hazardous Materials.
     8.9 Death and Dissolution. The death, legal incompetence, dissolution, liquidation or termination of Borrower or Guarantor, or of any general partner of Borrower or Guarantor, subject to the provisions of the Guaranty.
     8.10 Cross Defaults. The occurrence of any Default or Event of Default under any other loan or credit facility from Lender to (or guaranteed by) Borrower or Guarantor.
ARTICLE IX — DEFAULT — REMEDIES

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     9.1 Remedies on Default. Upon the happening of any Default, the Lender shall not be obligated to advance any additional Loan proceeds, and, in addition to any other rights or remedies available to it under this Section, the Deed of Trust and other Loan Documents, the Lender may enter into possession of the Property or any portion thereof.
          All sums expended by the Lender for such purposes shall be deemed to have been paid to the Borrower or for its benefit and shall constitute part of the Indebtedness secured by the Deed of Trust. Borrower hereby constitutes and appoints the Lender as its true and lawful attorney-in-fact with full power of substitution to execute, acknowledge and deliver such documents, instruments and certificates, and to take such other actions, in the name and on behalf of Borrower and at the sole cost and expense of Borrower, as the Lender, in its sole discretion, deems necessary, desirable or appropriate to effectuate the provisions of this section.
     It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked.
     The Lender shall also have the right, upon the happening of any Default, to do any one or more of the following, at its election, but without any obligation to do so:
          (a) to declare the Indebtedness immediately due and payable;
          (b) to terminate the Loan;
          (c) to decline to make any further Loan advances and/or readvances;
          (d) to reduce any claim to judgment;
          (e) to exercise any and all rights and remedies afforded by this Agreement and the other Loan Documents, as well as any and all legal or equitable rights and remedies afforded under any statute or otherwise; and
          (f) to set off and apply against the Indebtedness any and all deposits, funds or assets at any time held, and any and all indebtedness at any time owed, by the Lender to or for the credit or account of Borrower.
     9.2 No Conditions Precedent to Exercise of Remedies. Neither Borrower nor Guarantor shall be relieved of any obligation by reason of the failure of the Lender to comply with any request of Borrower or of any other person to take action to foreclose on the Deed of Trust or otherwise to enforce any provisions of the Note or the other Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Property, or by reason of any agreement of stipulation between any subsequent owner of any portion of the Property and the Lender extending the time of payment or modifying the terms of the Note or the other Loan Documents without first having obtained the consent of Borrower or Guarantor; and in the latter event, Borrower and Guarantor shall continue to be liable to make payments

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according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by the Lender.
     9.3 Remedies Cumulative and Concurrent. No remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other remedies provided for in the Note or in the other Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Note, the Deed of Trust or the other Loan Documents, or now or hereafter existing at law or in equity or by statute. Every right, power and remedy given by the Note and the Loan Documents to the Lender shall be concurrent and may be pursued separately, successively or together against the Borrower, Guarantor, or the Property or any part thereof, or any one or more of them; and every right, power and remedy given by the Note or the other Loan Documents may be exercised from time to time as often as may be deemed expedient by the Lender.
     9.4 Strict Performance. No delay or omission of the Lender in exercising any right, power or remedy accruing upon the happening of a Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default or any acquiescence therein. No delay or omission on the part of the Lender in exercising any option for acceleration of the maturity of the Indebtedness, or for foreclosure under the Deed of Trust following any Default as aforesaid, or any other option granted to the Lender hereunder in any one or more instances, or the acceptance by the Lender of any partial payment on account of the Indebtedness, shall constitute a waiver of any such Default and each such option shall remain continuously in full force and effect.
     9.5 Dispute Resolution.
     (a) Arbitration. Except to the extent expressly provided below, any Dispute shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of the American Arbitration Association, or any successor thereof (“AAA”) and the “Special Rules” set forth below. “Dispute” means any controversy, claim or dispute between or among the parties to this Note, Agreement, or Guaranty, as applicable, including any controversy, claim or dispute arising out of or relating to (a) this Agreement, (b) any other Loan Documents, (c) any related agreements or instruments, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In the event of any inconsistency, the Special Rules shall control. The filing of a court action is not intended to constitute a waiver of the right of Borrower or Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action. For the purposes of this Dispute Resolution Section only, the terms “party” and “parties” shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described in or evidenced by this Agreement, together with the officers, employees, successors and assigns of each of the foregoing.

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     (b) Special Rules.
     (i) The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral is located, or if there is no such collateral, in the City and County where Lender is located pursuant to its address for notice purposes in this Agreement.
     (ii) The arbitration shall be administered by AAA, who will appoint an arbitrator. If AAA is unwilling or unable to administer or legally precluded from administering the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this Dispute Resolution Section, the any party to this Agreement, may substitute another arbitration organization that has similar procedures to AAA and that will observe and enforce any and all provisions of this Dispute Resolution Section. All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Agreement, referred to collectively as the “arbitrator”).
     (iii) All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.
     (iv) The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.
     (v) The arbitrator will give effect to statutes of limitations and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or are barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.
     (vi) Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these Special Rules or the Reservations of Rights in subsection (c) below.

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     (vii) The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Agreement.
     (viii) The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.
     (c) Reservations of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Agreement, or (ii) apply to or limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Agreement, in a third-party proceeding in any action brought against Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). Lender may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement, as applicable. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.
     (d) Conflicting Provisions for Dispute Resolution. If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Agreement, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.
     (e) Jury Trial Waiver in Arbitration. By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.
ARTICLE X — MISCELLANEOUS
     10.1 No Warranty by Lender. By accepting or approving anything required to be observed, performed or fulfilled by Borrower or Guarantor pursuant to this Agreement or any other Loan Documents, including, without limitation, any plans, specifications, certificate,

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financial information, survey, receipt, appraisal or insurance policy, the Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof. Any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by the Lender.
     10.2 Liability of Lender. The Lender shall not be liable for any act or omission by it pursuant to the provisions of this Agreement in the absence of fraud or gross negligence. The Lender shall incur no liability to Borrower or any other party in connection with the acts or omissions of the Lender in reliance upon any certificate or other paper believed by the Lender to be genuine or with respect to any other thing which the Lender may do or refrain from doing, unless such act or omission amounts to fraud or gross negligence.
     10.3 Modification — Waiver. None of the terms or provisions of this Agreement may be changed, waived, modified, discharged or terminated except as provided in the Deed of Trust.
     10.4 Third Parties — Benefit. All conditions set forth herein with respect to the obligations of the Lender to make Loan advances are imposed solely and exclusively for the benefit of the Lender, and no other person shall either have standing to require satisfaction of such condition in accordance with its terms, be entitled to assume that the Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, or be deemed to be beneficiary of such conditions under any circumstances, any or all of which may be freely waived in whole or in part by the Lender at any time in the sole and absolute exercise of its discretion. The Lender shall in no event be responsible or liable to any person other than the Borrower for the disbursement of or failure to disburse any of the proceeds of the Loan, and no contractor, subcontractor, laborer or material supplier or other person shall have any right or claim against the Lender with respect to this Agreement. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other person shall have any right or cause of action on account thereof.
     10.5 Captions and Headings. The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof.
     10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.
     10.7 Signs; Publicity. At the request and expense of the Lender (subject to applicable law and compliance with governmental requirements, and subject to Borrower’s approval of the design and location of said sign, which consent shall not be unreasonably withheld), Borrower shall install a sign or signs at a location or locations on the Property satisfactory to the Lender, reciting, among other things, that the Lender is financing the acquisition of the Property. Borrower shall (at the expense of Lender) obtain all permits, licenses and approvals from the appropriate governmental agency or association that are necessary for the erection and

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existence of any such signs. Borrower expressly authorizes the Lender to prepare and to furnish to the news media for publication from time to time news releases with respect to any portion of the Property detailing the Lender’s involvement with the financing.
     10.8 Applicable Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the Jurisdiction of Choice, unless the “choice of law” rules of the Jurisdiction of Choice can be construed or interpreted to require the laws of another jurisdiction to govern, in which case the “choice of law” rules of the Jurisdiction of Choice shall not apply.
     10.9 Time of Essence. Time shall be of the essence of each and every provision of this Agreement of which time is an element.
     10.10 Conflicts. The terms and conditions of the Note and the other Loan Documents are incorporated into this Agreement and made a part hereof as if specifically set forth herein. In the event any provision of this Agreement conflicts with the terms of any other Loan Document, the terms of this Agreement shall prevail. For purposes of this Section the absence of a provision from any Loan Documents shall not constitute a conflict.
     10.11 Quality of Documents and Other Items. Each document, item or other evidence required to be delivered to the Lender in connection with this Agreement shall be satisfactory in form and substance to the Lender in its sole discretion. In addition, all surveys, appraisals, environmental site assessments, inspections, cost reviews, subcontracts, leases, bonds, insurance policies and all other documents required or contemplated by this Agreement and the other Loan Documents shall be satisfactory to the Lender and, if required by the Lender, Borrower shall provide the Lender and its counsel with copies of any or all of such documents. All contractors, subcontractors, sureties, insurers and any other party responsible for the execution and preparation of the foregoing documents shall also be satisfactory to the Lender.
     10.12 Professional Services. If requested by Lender, Borrower shall: (a) not more frequently than annually, cause an inspection and written appraisal of the Property (or such parts of it as are designated in the Lender’s request) to be made and provided to Lender by an appraiser approved and engaged by the Lender in its sole discretion; and (b) cause to be conducted or prepared any other written report, summary, opinion, inspection, review, survey, audit or other professional service relating to the Property or any operations in connection with it (all as designated in Lender’s request) as Lender may reasonably request, including, without limitation, any accounting, auctioneering, architectural, consulting, engineering, design, legal, management, pest control, surveying, title abstracting or other technical, managerial or professional service relating to the Property or its operations. The Lender may elect to deliver any such request by facsimile, by mail or by hand delivery addressed to the Borrower as provided herein or by any other legally effective method, and it may be given at any time and from time to time.
     10.13 Further Assurances. At the request of the Lender, Borrower shall take any action or execute any additional document reasonably required by the Lender to secure the

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Indebtedness, confirm the lien of the Deed of Trust or further the intent of any of the Loan Documents.
     10.14 Costs and Expenses. The Borrower shall pay all out-of-pocket fees, charges and expenses incurred by or on behalf of the Lender in connection with the Loan and the making, closing and administration of the Loan, including, without limitation (a) fees and expenses for the examination of title to the Property; (b) recording and filing fees, recordation taxes and transfer taxes; (c) Title Company premiums, fees and charges; (d) surveyor charges; (e) appraisal fees; (f) inspection fees; (g) the fees and expenses of the Lender’s counsel; (h) all amounts due the Progress Inspector; (i) the payment, satisfaction, discharge and release of any encumbrance, tax, assessment or other charge or lien upon any portion of the Property; (j) any syndication or participation fees, if applicable, and (k) the construction, maintenance and protection of the Improvements and every portion thereof. Further, the Lender may (but shall be under no obligation to do so) advance for the account of Borrower as part of or in addition to the Loan any amount or amounts as the Lender may deem necessary or advisable in order to fulfill the obligations of Borrower hereunder, which amount or amounts may be disbursed by the Lender directly to a third party in order to protect its interests, and any amount so applied by the Lender shall constitute a portion of the Indebtedness, even though the aggregate of the amounts so applied, together with the other advances under the Note, may exceed the principal amount of the Note.
     10.15 Fees and Expenses — Indemnity. Borrower will hold the Lender harmless and indemnify the Lender from all claims of brokers and “finders” arising by reason of the Loan, the execution and delivery of this Agreement or the making of the Loan. Borrower shall protect, indemnify and save harmless the Lender and its directors, officers, agents, and employees, the Deed of Trust trustees, and all independent contractors from and against all liabilities, obligations, claims, damages, fines, penalties, causes of action, costs and expenses (including, without limitation, attorneys’ fees and disbursements), imposed upon or incurred by or asserted against any of them in connection with the Loan.
     10.16 Sale/Assignment of Loan. Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such person(s) would have if such person(s) were Lender hereunder. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, any credit or other information on the Property (including environmental reports and assessments), Borrower, any of Borrower’s principals or any Guarantor, to any actual or prospective assignee or participant, to Lender’s affiliates, including Banc of America Securities LLC, to any regulatory body having jurisdiction over Lender, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and the Loan, or to any other party as necessary or appropriate in Lender’s reasonable judgment.

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     10.17 Seal. If any Borrower is a corporation, the designation “(SEAL)” on this Agreement shall be effective as the affixing of such Borrower’s corporate seal physically to this Agreement.
     10.18 WAIVER OF JURY TRIAL. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO ARBITRATE ANY “DISPUTE” (FOR PURPOSES OF THIS SECTION, AS DEFINED IN THE “DISPUTE RESOLUTION” SECTION) AS SET FORTH IN THIS AGREEMENT, TO THE EXTENT ANY “DISPUTE” IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, BORROWER AND LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE.” THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT, AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
     10.19 Electronic Transmission of Data. Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their affiliates and other persons involved with the subject matter of this Agreement. Borrower acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, except for Lender’s fraud or gross negligence, and (c) Borrower will release, hold harmless and indemnify Lender from any claim, damage or loss, including that arising in whole or part from Lender’s strict liability or sole, comparative or contributory negligence, but excluding that arising from Lender’s fraud or gross negligence, which is related to the electronic transmission of data.
     10.20 USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies.

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Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.
[SIGNATURES APPEAR ON THE NEXT PAGE]

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     IN WITNESS WHEREOF, the Borrower and the Lender, intending to be executed and delivered under seal, have executed and delivered these presents or caused these presents to be executed and delivered under seal as of the year and day first above written.

BORROWER:

WITNESS/ATTEST:	COMSTOCK CARTER LAKE, L.C.,
a Virginia limited liability company

	By:	Comstock Homebuilding Companies, Inc.,
Its manager

By:	By:
Name:		Christopher Clemente
Title:		its Chief Executive Officer

(Seal)	Address:	11465 Sunset Hills Road
5 th Floor
Reston, Virginia 20190

WITNESS:	LENDER:

BANK OF AMERICA, N.A.

By:

Name:		John M. DeZinno
Title:		Senior Vice President

	Address:	8300 Greensboro Drive Suite 300 McLean, Va. 22102-3604

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EXHIBIT “A”
Property Description

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EXHIBIT “B”
Unit Contract Summary Report